Exhibit 99.1

BIOCRYST PHARMACEUTICALS, INC.

2190 PARKWAY LAKE DRIVE

BIRMINGHAM, AL 35244

205-444-4600	205-444-4640 Fax

www.biocryst.com

Contacts:

BioCryst Pharmaceuticals, Inc.	Noonan/Russo
Michael A. Darwin	Sharon Weinstein (Investors)
Chief Financial Officer	(212) 845-4271
(205) 444-4600	Wendy Lau (Media)
(212) 845-4272

FOR IMMEDIATE RELEASE

BIOCRYST PHARMACEUTICALS STRENGTHENS MANAGEMENT TEAM WITH

NEW VICE PRESIDENT FOR BUSINESS DEVELOPMENT

Birmingham, Alabama –February 7, 2005 – BioCryst Pharmaceuticals, Inc. (Nasdaq NM: BCRX) today announced the appointment of Randall B. Riggs as Vice President, Business Development. Mr. Riggs will be responsible for managing the licensing and other business development activities for the Company’s leading product candidates, forodesine hydrochloride (BCX-1777) and BCX-4208.

Mr. Riggs brings to BioCryst more than twelve years experience in corporate business development and marketing management for both biotechnology and pharmaceutical companies, with specific expertise in negotiating licensing agreements and strategic research and discovery collaborations. Most recently, he served as Vice President, Business Development at TransMolecular, Inc., an emerging oncology company headquartered in Birmingham, Alabama. As an integral member of the executive management team, Mr. Riggs was responsible for corporate strategy development functions.

Mr. Riggs was previously Senior Vice President, Corporate Licensing & Business Development for Lexicon Genetics Incorporated, The Woodlands, Texas, from February 2000 to March 2004 and was Vice President of Business Development from December 1998 to February 2000. He was responsible for the development and implementation of all business development initiatives and strategies, and served as lead negotiator for collaborations and strategic alliances with biotechnology and pharmaceutical companies. During his tenure, Mr. Riggs established a number of significant multi-million dollar strategic drug discovery collaborations with major biotechnology and pharmaceutical companies including Abgenix; Bristol Myers Squibb; Genentech; and Incyte.

Prior to joining Lexicon Genetics, Mr. Riggs was Director of Business Development for the Infectious Disease Unit of GeneMedicine, Inc, also based in The Woodlands, Texas. He was responsible for identifying and acquiring or in-licensing key technologies for gene therapy. His responsibilities included the development of marketing strategies for gene therapy technology to present to pharmaceutical and biotechnology companies for partnering opportunities. In this position, Mr. Riggs successfully negotiated several strategic discovery alliances for genetic vaccines as well as drug delivery collaborations with BioJect, Inc.; Chiron; and Heska.

Mr. Riggs began his pharmaceutical and biotechnology business development career with Eli Lilly and Company; starting as a district sales manager in Houston, Texas, and advancing to Manager, Corporate Business Development in Indianapolis, where he provided strategic direction/planning for the acquisition or in-licensing of enabling drug discovery technologies through collaborations, alliances, mergers, and/or acquisitions.

Mr. Riggs received his Bachelors of Business Administration from Texas A&M University and holds a Masters in Business Administration from the University of Houston. “Randy brings a wealth of experience in corporate business development to this new post at BioCryst, and we are pleased to have him join our management team,” said Charles E. Bugg, Ph.D., Chairman and Chief Executive Officer. “Forodesine, our PNP inhibitor for T-cell leukemia, continues to advance through clinical trials, and Randy’s broad-based knowledge of pharmaceutical and biotechnology companies, and extensive hands-on experience negotiating strategic collaborations and complex licensing agreements will be a valuable asset as we plan for future partnering opportunities for our growing product pipeline.”

About BioCryst

BioCryst Pharmaceuticals, Inc. designs, optimizes and develops novel drugs that block key enzymes involved in cancer, cardiovascular diseases, autoimmune diseases, and viral infections. BioCryst integrates the necessary disciplines of biology, crystallography, medicinal chemistry and computer modeling to effectively use structure-based drug design to discover and develop small molecule pharmaceuticals.

BioCryst’s lead product candidate, forodesine hydrochloride (formerly known as BCX-1777), an inhibitor of purine nucleoside phosphorylase (PNP), is currently in a Phase IIa trial for patients with T-cell malignancies and a Phase I trial with oral forodesine hydrochloride in CTCL. In addition, BioCryst plans to initiate a Phase I/II trial for B-cell acute lymphoblastic leukemia during early 2005. Forodesine hydrochloride has been granted Orphan Drug status by the U.S. Food and Drug Administration for three indications: T-cell non-Hodgkin’s lymphoma, including cutaneous T-cell lymphoma; chronic lymphocytic leukemia (CLL) and related leukemias including prolymphocytic leukemia, adult T-cell leukemia, and hairy cell leukemia; and for treatment of acute lymphoblastic leukemia (ALL). BioCryst’s second-generation PNP inhibitor, BCX-4208 is currently in a Phase I study of healthy volunteers with the goal of initiating a Phase II study during 2005 in patients with psoriasis. In addition, BioCryst has other enzyme targets in drug discovery including tissue factor/factor VIIa and hepatitis C polymerase. For more information about BioCryst, please visit the company’s web site at www.biocryst.com.

Forward-looking statements

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include that we may not be able to enroll the required number of subjects in clinical trials of forodesine hydrochloride or BCX-4208, that each of the Phase IIa trial for patients with T-cell malignancies, Phase I trial of BCX-4208 and the Phase I trial of forodesine hydrochloride for treatment of patients with cutaneous T-cell lymphoma may not be successfully completed, that BioCryst may not commence as expected additional trials with forodesine hydrochloride and with BCX-4208, that forodesine hydrochloride, BCX-4208, or any of our other product candidates may not receive required regulatory clearances from the FDA, that Phase IIa clinical trials of forodesine hydrochloride may not show the drug is effective over the 6-week period, that ongoing and future clinical trials will have positive results, that we may not be able to obtain a Special Protocol Assessment or otherwise be able to complete successfully the Phase IIb trial that is currently planned, that we may not be able to continue future development of forodesine hydrochloride, BCX-4208 or any of our other current development programs including tissue factor/factor VIIa and hepatitis C polymerase, that forodesine hydrochloride, BCX-4208 or our other development programs may never result in future product, license or royalty payments being received by BioCryst, that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of its products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly

Reports on Form 10-Q, and current reports on Form 8-K, which identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

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